Exhibit 99.1

Ventas Reports 17 Percent Increase in 2011 Normalized FFO to $3.37 Per Diluted Share

First Quarter 2012 Dividend Increases 8 Percent to $0.62 Per Share

Ventas Expects 2012 Normalized FFO Per Diluted Share to Range Between $3.63 and $3.69

CHICAGO--(BUSINESS WIRE)--February 17, 2012--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the year ended December 31, 2011 increased approximately 71.1 percent to $777.0 million, from $454.0 million for the comparable 2010 period. Normalized FFO per diluted common share was $3.37 for the year ended December 31, 2011, an increase of 17.0 percent from $2.88 for the comparable 2010 period. Weighted average diluted shares outstanding for the full year rose by 46.4 percent to 230.8 million, compared to 157.7 million in 2010.

The substantial growth in 2011 normalized FFO per diluted common share from 2010 is due to the Company’s acquisitions of Nationwide Health Properties, Inc. (“NHP”) and 117 properties managed by Atria Senior Living, Inc. (“Atria”), the full year benefit of 2010 acquisitions, including the medical office building (“MOB”) portfolio acquired with the Company’s Lillibridge Healthcare Services subsidiary (“Lillibridge”), increased net operating income from the Company’s seniors housing communities managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”), and rental increases from the Company’s triple-net lease portfolio, partially offset by increases in general and administrative expenses (including stock-based compensation), higher interest expense and higher weighted average diluted shares outstanding.

“Ventas delivered excellent results in 2011, as our portfolio performed well while we successfully integrated over $11 billion of accretive acquisitions,” Ventas Chairman and CEO Debra A. Cafaro said. “We have a highly diversified portfolio approaching 1,400 properties, with nearly 80 percent of our annualized revenues derived from private pay sources, an outstanding balance sheet and an attractive cost of capital. We have positioned Ventas to be a leader in the $1 trillion healthcare real estate market as it consolidates,” she said. “Our proven and dedicated management team will use these powerful attributes to deliver consistent superior total returns to our shareholders.”

Normalized FFO for the year ended December 31, 2011 excludes the net benefit (totaling $47.9 million, or $0.21 per diluted share) from net litigation proceeds and income tax benefit, partially offset by merger-related expenses and deal costs (including integration costs), mark-to-market adjustment for derivatives, loss on extinguishment of debt and amortization of other intangibles. Normalized FFO for the year ended December 31, 2010 excluded the net expense (totaling $32.5 million, or $0.21 per diluted share) from merger-related expenses and deal costs (including integration costs), loss on extinguishment of debt, amortization of other intangibles and non-cash income tax expense.

Net income attributable to common stockholders for the year ended December 31, 2011 was $364.5 million, or $1.58 per diluted common share, including discontinued operations of $1.7 million, compared with net income attributable to common stockholders for the year ended December 31, 2010 of $246.2 million, or $1.56 per diluted common share, including discontinued operations of $30.8 million. This increase in net income attributable to common stockholders is primarily the result of the NHP acquisition, a full year benefit of the Company’s 2010 acquisitions, including its Lillibridge MOBs, and a net benefit of $47.9 million comprised principally of net litigation proceeds and income tax benefit, partially offset by merger-related expenses and deal costs (including integration costs), mark-to-market adjustment for derivatives, loss on extinguishment of debt and amortization of other intangibles.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the year ended December 31, 2011 increased 95.7 percent to $824.9 million, from $421.5 million in the comparable 2010 period. NAREIT FFO per diluted common share for the year ended December 31, 2011 increased 33.7 percent to $3.57, from $2.67 in 2010. This increase is primarily due to the factors described above for net income.

FOURTH QUARTER 2011

Fourth quarter 2011 normalized FFO increased 114 percent to $259.3 million, from $121.4 million for the comparable 2010 period. Normalized FFO per diluted common share was $0.89 for the quarter ended December 31, 2011, an increase of 15.6 percent from $0.77 for the comparable 2010 period. Fourth quarter 2011 normalized FFO per diluted common share versus the comparable period in 2010 benefited from the Company’s acquisitions of NHP and the Atria-managed communities and rental increases from the Company’s triple-net lease portfolio, partially offset by increases in general and administrative expenses (including stock-based compensation), higher interest expense and a greater number of weighted average diluted shares outstanding, which rose by 83.7 percent to 290.6 million, compared to 158.2 million in 2010.

Normalized FFO for the quarter ended December 31, 2011 excludes the net benefit (totaling $99.7 million, or $0.34 per diluted share) from net litigation proceeds and income tax benefit, partially offset by merger-related expenses and deal costs (including integration costs), loss on extinguishment of debt, mark-to-market adjustment for derivatives and amortization of other intangibles.

Net income attributable to common stockholders for the quarter ended December 31, 2011 was $192.9 million, or $0.66 per diluted common share, compared with net income attributable to common stockholders for the quarter ended December 31, 2010 of $77.6 million, or $0.49 per diluted common share. This increase in net income attributable to common stockholders is primarily the result of the NHP acquisition and a net benefit of $99.7 million from net litigation proceeds and income tax benefit, partially offset by merger-related expenses and deal costs (including integration costs), loss on extinguishment of debt, mark-to-market adjustment for derivatives and amortization of other intangibles.

NAREIT FFO for the quarter ended December 31, 2011 increased 232 percent to $359.1 million, from $108.3 million in the comparable 2010 period. Fourth quarter 2011 NAREIT FFO per diluted common share increased 82.4 percent to $1.24, from $0.68 in the fourth quarter of 2010. This increase is primarily due to the factors described above for net income.

FIRST QUARTER DIVIDEND INCREASES 8 PERCENT TO $0.62 PER COMMON SHARE

Ventas also said today that its Board of Directors increased the Company’s first quarter 2012 dividend by eight percent to $0.62 per share. The dividend is payable in cash on March 29, 2012 to stockholders of record on March 9, 2012.

“Dividends and dividend growth are important components of the total return proposition we offer to our shareholders. Because of our significant growth and reliable cash flows, we are pleased to increase our dividend by eight percent, which enables us to share our success with shareholders and still maintain an attractive, strong payout ratio,” Cafaro said.

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

Fourth Quarter 2011 Total Portfolio NOI Grows 2.4 Percent Versus Third Quarter to $89.5 Million and Fourth Quarter Average Occupancy Trending Positively

At December 31, 2011, the Company’s seniors housing operating portfolio included 79 private pay seniors housing communities managed by Sunrise and 118 private pay seniors housing communities managed by Atria.

Net Operating Income after management fees (“NOI”) for all communities increased 2.4 percent to $89.5 million in the fourth quarter of 2011 compared to the third quarter of 2011, the Company’s first full quarter of ownership of the Atria-managed portfolio. Stabilized unit occupancy for the fourth quarter of 2011 increased 100 basis points.

NOI for the Sunrise-managed communities increased to $156.7 million for the year ended December 31, 2011, compared to $154.3 million for the comparable 2010 period. The comparable 2010 period included the benefit to NOI of a $5 million cash payment from Sunrise for expense overages. Excluding this 2010 payment, 2011 NOI for the Sunrise-managed communities increased 5.0 percent compared to 2010. Average daily resident occupancy for the year increased 120 basis points to 90.3 percent versus 2010, and the average daily rate increased year over year by 3.6 percent to $183.

2011 RECAP

  Ventas closed over $11 billion in acquisitions during 2011, including NHP and substantially all of the real estate assets of Atria Senior Living Group, Inc. (“ASLG”).
  Ventas delivered total shareholder return (“TSR”) of 9.8 percent in 2011 and 721.3 percent for the ten-year period ended December 31, 2011.
  Ventas received ratings upgrades from all three nationally recognized rating agencies. Ventas’s senior unsecured debt is currently rated BBB+ (stable) by Fitch, BBB (stable) by Standard & Poor’s and Baa2 (stable) by Moody’s.
  Ventas issued and sold $700 million aggregate principal amount of senior notes at a stated annual interest rate of 4.75 percent, purchased or repaid $769 million aggregate principal amount of its outstanding senior and convertible notes, and repaid $308 million of mortgage debt.
  Ventas sold approximately 6 million shares of its common stock in an underwritten public offering and received proceeds of $300 million. In conjunction with the ASLG and NHP acquisitions, Ventas issued approximately 25 million and 100 million shares of common stock, respectively.
  Ventas received approximately $219 million in final repayments on its loans receivable investments.
  Ventas entered into a new $2.0 billion unsecured revolving credit facility priced at LIBOR plus 110 basis points (at December 31, 2011) that matures in October 2015, with a right to extend maturity for one year under certain conditions.
  In December 2011, Ventas closed a new $500 million unsecured term loan facility with a weighted average maturity of 4.5 years, priced at 125 basis points over LIBOR (at December 31, 2011).
  “Same-store” cash NOI growth for the Company’s total portfolio (498 assets) was 2.6 percent in 2011, compared to 2010. The prior period included the benefit to NOI of $5 million in cash payments from Sunrise to Ventas for expense overages; excluding such payments, the growth rate was 3.4 percent.
  Cash flows from operations totaled $773.2 million, an increase of 72.7 percent over 2010.
  Ventas received aggregate proceeds of $228 million from HCP, Inc. (“HCP”) in connection with the Company’s lawsuit against HCP arising out of the Company’s 2007 acquisition of Sunrise Senior Living REIT.

FOURTH QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Portfolio, Performance and Balance Sheet Highlights

Investments

  As previously announced, Ventas and Cogdell Spencer Inc. (NYSE: CSA) (“Cogdell”) entered into a definitive agreement under which Ventas will acquire Cogdell and its 72 high-quality MOBs in an all-cash transaction. Completion of the acquisition is expected to occur in the second quarter of 2012, although there can be no assurance as to whether or when the closing will occur. Cogdell has called a special meeting of stockholders for March 9, 2012 to vote upon the transaction.
  In the fourth quarter of 2011, Ventas invested over $325 million, including the assumption of $139.1 million in debt, in MOBs and seniors housing communities.

Liquidity, Ratings and Balance Sheet

  In February 2012, the Company issued and sold $600.0 million aggregate principal amount of 4.25 percent senior notes due 2022, at a public offering price equal to 99.214 percent of par for total proceeds of $595.3 million, before the underwriting discount and expenses.
  In February 2012, the Company sold nine assets for aggregate consideration of $121.3 million and called $200.0 million principal amount of its 6½ percent senior notes due 2016 for redemption. The Company expects to recognize a net gain from these transactions.
  The Company currently has approximately $2.0 billion of borrowing capacity available under its unsecured revolving credit facility and approximately $270 million in cash and cash equivalents.
  At December 31, 2011, the Company had $455.6 million of borrowings outstanding under its unsecured revolving credit facility, $500 million of borrowings outstanding under its new unsecured term loan facility, and $45.8 million of cash and cash equivalents.
  The Company’s debt to total capitalization at December 31, 2011 was approximately 29 percent.
  The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at December 31, 2011 was 4.7x.
  In November 2011, Ventas received $125 million from HCP to settle the Company’s outstanding lawsuit against HCP. The Company recorded approximately $117 million in net income in the fourth quarter as a result of this litigation, after payment of expenses and a donation to the Ventas Charitable Foundation.

Portfolio & Additional Information

  The 197 skilled nursing facilities and hospitals master leased by the Company to Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.1x for the trailing 12-month period ended September 30, 2011 (the latest date available).
  Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

VENTAS ISSUES 2012 NORMALIZED FFO PER DILUTED SHARE GUIDANCE OF $3.63 TO $3.69

Ventas currently expects its 2012 normalized FFO per diluted share, excluding the impact of unannounced acquisitions, divestitures and capital transactions, but including completion of its pending acquisition of Cogdell in the second quarter of 2012 on its contractual terms, to range between $3.63 and $3.69.

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance excludes (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement, (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, and (f) the reversal or incurrence of contingent consideration and liabilities.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

FOURTH QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The dial-in number for the conference call is (617) 614-3922. The participant passcode is “Ventas.” The conference call is being webcast live by Thomson Reuters and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. A replay of the webcast will be available today online, or by calling (617) 801-6888, passcode 35657471, beginning at approximately 1:00 p.m. Eastern Time and will be archived for 30 days.

Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of more than 1,300 assets in 47 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including the pending transaction with Cogdell Spencer Inc. and those in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default and/or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2011 and the year ending December 31, 2012; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant upon default, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant upon expiration or termination of its leases; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in the Company’s leases, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including its ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (x) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010
(In thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Assets
Real estate investments:
Land and improvements	$1,614,847	$1,584,842	$854,055	$560,086	$559,072
Buildings and improvements	15,337,919	15,289,744	8,969,465	6,051,148	6,035,295
Construction in progress	76,638	60,978	41,240	5,848	6,519
Acquired lease intangibles	800,858	821,613	317,850	147,381	146,813
	17,830,262	17,757,177	10,182,610	6,764,463	6,747,699
Accumulated depreciation and amortization	(1,916,530)	(1,761,135)	(1,601,662)	(1,521,039)	(1,468,180)
Net real estate property	15,913,732	15,996,042	8,580,948	5,243,424	5,279,519
Secured loans receivable, net	212,577	302,264	634,472	130,608	149,263
Investments in unconsolidated entities	105,303	119,322	14,765	15,011	15,332
Net real estate investments	16,231,612	16,417,628	9,230,185	5,389,043	5,444,114
Cash and cash equivalents	45,807	57,482	26,702	41,899	21,812
Escrow deposits and restricted cash	76,590	84,783	64,261	35,399	38,940
Deferred financing costs, net	26,669	12,424	16,129	17,141	19,533
Other assets	891,232	633,453	296,756	210,616	233,622
Total assets	$17,271,910	$17,205,770	$9,634,033	$5,694,098	$5,758,021

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$6,429,116	$6,313,141	$5,007,080	$2,571,368	$2,900,044
Accrued interest	37,694	65,985	26,558	34,543	19,296
Accounts payable and other liabilities	1,085,597	1,128,706	401,151	203,594	207,143
Deferred income taxes	260,722	274,852	279,668	238,146	241,333
Total liabilities	7,813,129	7,782,684	5,714,457	3,047,651	3,367,816

Redeemable OP unitholder interests	102,837	92,817	-	-	-

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	-	-	-	-	-
Common stock, $0.25 par value; 288,823, 287,962, 188,106, 163,118 and 157,279 shares issued at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively	72,240	72,025	47,063	40,818	39,391
Capital in excess of par value	9,593,583	9,595,495	4,254,137	2,874,879	2,576,843
Accumulated other comprehensive income	22,062	19,237	28,212	28,097	26,868
Retained earnings (deficit)	(412,181)	(439,015)	(412,694)	(300,382)	(255,628)
Treasury stock, 14, 37, 0, 0 and 14 shares at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively	(747)	(1,980)	-	(8)	(748)
Total Ventas stockholders' equity	9,274,957	9,245,762	3,916,718	2,643,404	2,386,726
Noncontrolling interest	80,987	84,507	2,858	3,043	3,479
Total equity	9,355,944	9,330,269	3,919,576	2,646,447	2,390,205
Total liabilities and equity	$17,271,910	$17,205,770	$9,634,033	$5,694,098	$5,758,021

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2011 and 2010
(In thousands, except per share amounts)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,

	2011	2010	2011	2010
Revenues:
Rental income:
Triple-net leased	$209,854	$116,171	$652,577	$461,709
Medical office buildings	60,611	22,501	167,003	69,747
	270,465	138,672	819,580	531,456
Resident fees and services	279,960	114,766	873,308	446,301
Medical office building and other services revenue	10,421	7,387	36,471	14,098
Income from loans and investments	9,867	5,076	34,415	16,412
Interest and other income	688	64	1,217	484
Total revenues	571,401	265,965	1,764,991	1,008,751

Expenses:
Interest	70,244	44,614	236,807	175,653
Depreciation and amortization	165,091	50,697	456,590	203,762
Property-level operating expenses:
Senior living	190,271	72,029	593,977	291,831
Medical office buildings	20,337	7,855	57,584	24,122
	210,608	79,884	651,561	315,953
Medical office building services costs	7,245	4,885	27,082	9,518
General, administrative and professional fees	23,527	14,011	74,537	49,830
Loss on extinguishment of debt	2,393	3,242	27,604	9,791
Litigation proceeds, net	(116,932)	-	(202,259)	-
Merger-related expenses and deal costs	22,317	7,575	153,923	19,243
Other	1,989	676	8,653	272
Total expenses	386,482	205,584	1,434,498	784,000
Income before income/loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	184,919	60,381	330,493	224,751
Income (loss) from unconsolidated entities	19	(272)	(52)	(664)
Income tax benefit (expense)	7,827	(2,849)	31,137	(5,201)
Income from continuing operations	192,765	57,260	361,578	218,886
Discontinued operations	(268)	21,442	1,683	30,843
Net income	192,497	78,702	363,261	249,729
Net (loss) income attributable to noncontrolling interest (net of tax of $0 and $680 for the three months ended December 2011 and 2010, respectively, and $0 and $2,271 for the year ended December 2011 and 2010, respectively)	(451)	1,119	(1,232)	3,562
Net income attributable to common stockholders	$192,948	$77,583	$364,493	$246,167

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.67	$0.36	$1.59	$1.37
Discontinued operations	(0.00)	0.13	0.01	0.20
Net income attributable to common stockholders	$0.67	$0.49	$1.60	$1.57
Diluted:
Income from continuing operations attributable to common stockholders	$0.66	$0.35	$1.57	$1.36
Discontinued operations	(0.00)	0.14	0.01	0.20
Net income attributable to common stockholders	$0.66	$0.49	$1.58	$1.56

Weighted average shares used in computing earnings per common share:
Basic	287,793	156,734	228,453	156,608
Diluted	290,607	158,231	230,790	157,657

Dividends declared per common share	$0.575	$0.535	$2.30	$2.14

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2011 Quarters				2010 Fourth
	Fourth	Third	Second	First	Quarter

Revenues:
Rental income:
Triple-net leased	$209,854	$208,050	$118,099	$116,574	$116,171
Medical office buildings	60,611	58,398	23,758	24,236	22,501
	270,465	266,448	141,857	140,810	138,672
Resident fees and services	279,960	276,364	202,482	114,502	114,766
Medical office building and other services revenue	10,421	9,271	9,822	6,957	7,387
Income from loans and investments	9,867	10,072	8,391	6,085	5,076
Interest and other income	688	373	78	78	64
Total revenues	571,401	562,528	362,630	268,432	265,965

Expenses:
Interest	70,244	71,906	52,917	41,740	44,614
Depreciation and amortization	165,091	159,875	80,310	51,314	50,697
Property-level operating expenses:
Senior living	190,271	188,856	136,739	78,111	72,029
Medical office buildings	20,337	20,293	8,278	8,676	7,855
	210,608	209,149	145,017	86,787	79,884
Medical office building services costs	7,245	6,347	7,954	5,536	4,885
General, administrative and professional fees	23,527	20,624	15,554	14,832	14,011
Loss on extinguishment of debt	2,393	8,685	6	16,520	3,242
Litigation proceeds, net	(116,932)	(85,327)	-	-	-
Merger-related expenses and deal costs	22,317	69,350	55,807	6,449	7,575
Other	1,989	14,436	(7,773)	1	676
Total expenses	386,482	475,045	349,792	223,179	205,584
Income before income/loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	184,919	87,483	12,838	45,253	60,381
Income (loss) from unconsolidated entities	19	182	(83)	(170)	(272)
Income tax benefit (expense)	7,827	13,904	6,209	3,197	(2,849)
Income from continuing operations	192,765	101,569	18,964	48,280	57,260
Discontinued operations	(268)	415	770	766	21,442
Net income	192,497	101,984	19,734	49,046	78,702
Net (loss) income attributable to noncontrolling interest (net of tax of $0, $0, $0, $0 and $680, respectively)	(451)	(901)	58	62	1,119
Net income attributable to common stockholders	$192,948	$102,885	$19,676	$48,984	$77,583

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.67	$0.36	$0.11	$0.30	$0.36
Discontinued operations	(0.00)	0.00	0.00	0.01	0.13
Net income attributable to common stockholders	$0.67	$0.36	$0.11	$0.31	$0.49
Diluted:
Income from continuing operations attributable to common stockholders	$0.66	$0.35	$0.11	$0.30	$0.35
Discontinued operations	(0.00)	0.00	0.00	0.00	0.14
Net income attributable to common stockholders	$0.66	$0.35	$0.11	$0.30	$0.49

Weighted average shares used in computing earnings per common share:
Basic	287,793	287,365	176,262	160,420	156,734
Diluted	290,607	290,794	177,945	162,023	158,231

Dividends declared per common share	$0.575	$0.4486	$0.7014	$0.575	$0.535

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2011 and 2010
(In thousands)

	2011	2010
Cash flows from operating activities:
Net income	$363,261	$249,729
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	459,704	206,064
Amortization of deferred revenue and lease intangibles, net	(12,159)	(1,764)
Other non-cash amortization	(13,163)	8,750
Stock-based compensation	19,346	14,078
Straight-lining of rental income, net	(14,885)	(10,167)
Gain on real estate loan investments	(3,255)	(915)
Gain on sale of marketable securities	(733)	-
Change in fair value of financial instruments	2,959	-
Loss on extinguishment of debt	27,604	9,791
Net gain on sale of real estate assets (including amounts in discontinued operations)	-	(25,241)
Income tax (benefit) expense	(31,137)	5,201
Loss from unconsolidated entities	52	664
Other	4,446	(46)
Changes in operating assets and liabilities:
Decrease (increase) in other assets	424	(8,245)
(Decrease) increase in accrued interest	(9,150)	1,311
(Decrease) increase in accounts payable and other liabilities	(20,117)	(1,588)
Net cash provided by operating activities	773,197	447,622
Cash flows from investing activities:
Net investment in real estate property	(531,605)	(274,441)
Purchase of noncontrolling interest	(3,319)	(42,333)
Investment in loans receivable	(628,133)	(38,725)
Proceeds from sale of marketable securities	23,050	-
Proceeds from real estate disposals	20,618	58,163
Proceeds from loans receivable	220,179	19,291
Development project expenditures	(47,591)	(1,662)
Capital expenditures	(50,473)	(18,193)
Other	(165)	(4,020)
Net cash used in investing activities	(997,439)	(301,920)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	537,452	28,564
Proceeds from debt	1,343,640	597,382
Repayment of debt	(1,388,962)	(524,760)
Payment of deferred financing costs	(20,040)	(2,694)
Issuance of common stock, net	299,847	-
Cash distribution to common stockholders	(521,046)	(336,085)
Cash distributions to redeemable OP unitholders	(2,359)	-
Purchases of redeemable OP units	(185)	-
Contributions from noncontrolling interest	2	818
Distributions to noncontrolling interest	(2,556)	(8,082)
Other	2,489	13,405
Net cash provided by (used in) financing activities	248,282	(231,452)
Net increase (decrease) in cash and cash equivalents	24,040	(85,750)
Effect of foreign currency translation on cash and cash equivalents	(45)	165
Cash and cash equivalents at beginning of period	21,812	107,397
Cash and cash equivalents at end of period	$45,807	$21,812

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$10,973,093	$125,846
Other assets acquired	594,176	(385)
Debt assumed	3,651,089	125,320
Other liabilities	952,279	141
Deferred income tax liability	43,889	-
Redeemable OP unitholder interests	100,888	-
Noncontrolling interests	81,192	-
Equity issued	6,737,932	-

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2011 Quarters				2010 Fourth
	Fourth	Third	Second	First	Quarter
Cash flows from operating activities:
Net income	$192,497	$101,984	$19,734	$49,046	$78,702
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	166,163	161,027	80,755	51,759	51,142
Amortization of deferred revenue and lease intangibles, net	(4,700)	(5,908)	(882)	(668)	(582)
Other non-cash amortization	(7,734)	(8,568)	626	2,513	2,244
Stock-based compensation	5,750	5,228	4,352	4,016	3,950
Straight-lining of rental income, net	(5,631)	(5,505)	(1,977)	(1,772)	(2,192)
Gain on real estate loan investments	-	-	(3,078)	(177)	(915)
Gain on sale of marketable securities	-	-	-	(733)	-
Change in fair value of financial instruments	61	11,785	(8,887)	-	-
Loss on extinguishment of debt	2,393	8,685	6	16,520	3,242
Net gain on sale of real estate assets (including amounts in discontinued operations)	-	-	-	-	(19,848)
Income tax (benefit) expense	(7,827)	(13,906)	(6,207)	(3,197)	2,849
(Income) loss from unconsolidated entities	(19)	(182)	83	170	272
Other	2,442	1,315	291	398	(38)
Changes in operating assets and liabilities:
Decrease (increase) in other assets	27,433	(17,069)	(8,400)	(1,540)	772
(Decrease) increase in accrued interest	(28,291)	15,133	(11,245)	15,253	(14,452)
(Decrease) increase in accounts payable and other liabilities	(13,241)	3,582	(9,640)	(819)	(3,643)
Net cash provided by operating activities	329,296	257,601	55,531	130,769	101,503
Cash flows from investing activities:
Net investment in real estate property	(186,918)	(80,223)	(264,464)	-	(35,284)
Purchase of noncontrolling interest	-	-	-	(3,319)	(42,333)
Investment in loans receivable	(8,274)	(6,934)	(612,925)	-	-
Proceeds from sale of marketable securities	-	-	-	23,050	-
Proceeds from real estate disposals	5,657	14,961	-	-	32,566
Proceeds from loans receivable	81,245	6,571	112,413	19,950	17,739
Development project expenditures	(24,358)	(17,546)	(5,556)	(131)	(13)
Capital expenditures	(21,815)	(15,109)	(5,717)	(7,832)	(6,599)
Other	(52)	(38)	(38)	(37)	480
Net cash (used in) provided by investing activities	(154,515)	(98,318)	(776,287)	31,681	(33,444)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	103,452	334,500	131,500	(32,000)	(204,440)
Proceeds from debt	385,887	253,642	689,481	14,630	396,145
Repayment of debt	(493,919)	(557,616)	(6,358)	(331,069)	(193,382)
Payment of deferred financing costs	(18,142)	(535)	(1,049)	(314)	(822)
Issuance of common stock, net	(79)	-	-	299,926	-
Cash distribution to common stockholders	(166,114)	(152,983)	(108,211)	(93,738)	(84,164)
Cash distributions to redeemable OP unitholders	1,679	(4,038)	-	-	-
Purchases of redeemable OP units	(185)	-	-	-	-
Contributions from noncontrolling interest	-	2	-	-	-
Distributions to noncontrolling interest	(559)	(1,381)	(267)	(349)	(1,449)
Other	1,472	104	455	458	7,979
Net cash (used in) provided by financing activities	(186,508)	(128,305)	705,551	(142,456)	(80,133)
Net (decrease) increase in cash and cash equivalents	(11,727)	30,978	(15,205)	19,994	(12,074)
Effect of foreign currency translation on cash and cash equivalents	52	(198)	8	93	96
Cash and cash equivalents at beginning of period	57,482	26,702	41,899	21,812	33,790
Cash and cash equivalents at end of period	$45,807	$57,482	$26,702	$41,899	$21,812

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$(61,527)	$7,893,696	$3,140,924	$-	$-
Other assets acquired	162,497	320,957	110,722	-	-
Debt assumed	142,863	1,886,585	1,621,641	-	-
Other liabilities	(39,843)	791,160	200,962	-	-
Deferred income tax liability	-	(4,198)	48,087	-	-
Redeemable OP unitholder interests	458	100,430	-	-	-
Noncontrolling interests	(2,510)	83,702	-	-	-
Equity issued	2	5,356,974	1,380,956	-	-

QUARTERLY FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(In thousands, except per share amounts)

	2011 Quarters				2010 Fourth
	Fourth	Third	Second	First	Quarter

Net income attributable to common stockholders	$192,948	$102,885	$19,676	$48,984	$77,583
Adjustments:
Depreciation and amortization on real estate assets	164,457	159,251	79,727	50,728	50,200
Depreciation on real estate assets related to noncontrolling interest
	(1,744)	(1,313)	(210)	(204)	(1,184)
Depreciation on real estate assets related to unconsolidated entities
	2,339	2,247	931	1,035	1,092
Discontinued operations:
Gain on sale of real estate assets	-	-	-	-	(19,848)
Depreciation and amortization on real estate assets	1,072	1,152	445	445	445
FFO	359,072	264,222	100,569	100,988	108,288
Income tax (benefit) expense	(7,827)	(13,904)	(6,209)	(3,197)	2,169
Loss on extinguishment of debt	2,393	8,685	6	16,520	3,242
Merger-related expenses and deal costs	22,317	69,350	55,807	6,449	7,575
Litigation proceeds, net	(116,932)	(85,327)	-	-	-
Amortization of other intangibles	255	256	255	256	173
Change in fair value of financial instruments	61	11,785	(8,887)	-	-
Normalized FFO	$259,339	$255,067	$141,541	$121,016	$121,447

Per diluted share (1):
Net income attributable to common stockholders	$0.66	$0.35	$0.11	$0.30	$0.49
Adjustments:
Depreciation and amortization on real estate assets	0.57	0.55	0.45	0.31	0.32
Depreciation on real estate assets related to noncontrolling interest
	(0.01)	(0.00)	(0.00)	(0.00)	(0.01)
Depreciation on real estate assets related to unconsolidated entities
	0.01	0.01	0.01	0.01	0.01
Discontinued operations:
Gain on sale of real estate assets	-	-	-	-	(0.13)
Depreciation and amortization on real estate assets	0.00	0.00	0.00	0.00	0.00
FFO	1.24	0.91	0.57	0.62	0.68
Income tax (benefit) expense	(0.03)	(0.05)	(0.03)	(0.02)	0.01
Loss on extinguishment of debt	0.01	0.03	0.00	0.10	0.02
Merger-related expenses and deal costs	0.08	0.24	0.31	0.04	0.05
Litigation proceeds, net	(0.40)	(0.29)	-	-	-
Amortization of other intangibles	0.00	0.00	0.00	0.00	0.00
Change in fair value of financial instruments	0.00	0.04	(0.05)	-	-
Normalized FFO	$0.89	$0.88	$0.80	$0.75	$0.77

(1) Per share amounts may not add due to rounding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. Moreover, the Company believes that normalized FFO provides useful information because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of real estate property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses, (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, (f) the reversal or incurrence of contingent consideration and liabilities, (g) charitable donations made to the Ventas Charitable Foundation, and (h) changes in the fair value of financial instruments.

FFO and normalized FFO presented herein are not necessarily comparable to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

NORMALIZED FFO GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2012

The following table illustrates the Company’s normalized FFO per diluted common share guidance for the year ending December 31, 2012:

	GUIDANCE
	For the Year
	Ending
	December 31, 2012
Net income attributable to common stockholders	$0.87	-	$1.11
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to noncontrolling interest and gain/loss on sale of real estate assets, net	2.36	-	2.30
FFO	3.23	-	3.41
Adjustments:
Income tax benefit/expense, gain/loss on extinguishment of debt, integration and transition expenses, amortization of intangibles, merger-related expenses and deal costs, net and certain derivative transactions	0.40	-	0.28
Normalized FFO	$3.63	-	$3.69

Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended December 31, 2011, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding loss on extinguishment of debt, net litigation proceeds, merger-related expenses and deal costs, gains or losses on sales of real property assets and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$192,948
Pro forma adjustments for current period investments, capital
transactions and dispositions	(3,337)
Pro forma net income for the three months ended
December 31, 2011	$189,611
Add back:
Pro forma interest (including discontinued operations)	72,516
Pro forma depreciation and amortization (including discontinued operations)	168,930
Stock-based compensation	5,750
Loss on extinguishment of debt	2,393
Income tax benefit	(7,827)
Change in fair value of financial instruments	61
Other taxes	628
Merger-related expenses and deal costs	22,317
Litigation proceeds, net	(116,932)
Income from unconsolidated entities	(19)
Adjusted Pro Forma EBITDA	$337,428
Adjusted Pro Forma EBITDA annualized	$1,349,712

As of December 31, 2011:
Debt	$6,429,116
Cash, including cash escrows pertaining to debt	(58,038)
Net debt	$6,371,078

Net debt to Adjusted Pro Forma EBITDA	4.7	x

Non-GAAP Financial Measures Reconciliation
(In thousands, except per share amounts)

	For the Year
	Ended December 31,
	2011	2010

Net income attributable to common stockholders	$364,493	$246,167
Adjustments:
Depreciation and amortization on real estate assets	454,163	202,128
Depreciation on real estate assets related to noncontrolling interest	(3,471)	(6,217)
Depreciation on real estate assets related to unconsolidated entities	6,552	2,367
Discontinued operations:
Gain on sale of real estate assets	-	(25,241)
Depreciation and amortization on real estate assets	3,114	2,302
FFO	824,851	421,506
Income tax (benefit) expense	(31,137)	2,930
Loss on extinguishment of debt	27,604	9,791
Merger-related expenses and deal costs	153,923	19,243
Litigation proceeds, net	(202,259)	-
Amortization of other intangibles	1,022	511
Change in fair value of financial instruments	2,959	-
Normalized FFO	$776,963	$453,981

Per diluted share (1):
Net income attributable to common stockholders	$1.58	$1.56
Adjustments:
Depreciation and amortization on real estate assets	1.97	1.29
Depreciation on real estate assets related to noncontrolling interest	(0.02)	(0.04)
Depreciation on real estate assets related to unconsolidated entities	0.03	0.02
Discontinued operations:
Gain on sale of real estate assets	-	(0.16)
Depreciation and amortization on real estate assets	0.01	0.00
FFO	3.57	2.67
Income tax (benefit) expense	(0.13)	0.02
Loss on extinguishment of debt	0.12	0.06
Merger-related expenses and deal costs	0.67	0.12
Litigation proceeds, net	(0.88)	-
Amortization of other intangibles	0.00	0.00
Change in fair value of financial instruments	0.01	-
Normalized FFO	$3.37	$2.88

(1) Per share amounts may not add due to rounding.

Non-GAAP Financial Measures Reconciliation
NOI Reconciliation by Segment
(In thousands)

				For the Year
	2011 Quarters		2010 Fourth	Ended December 31,
	Fourth	Third	Quarter	2011	2010
Revenues

Triple-Net
Triple-Net Rental Income	$209,854	$208,050	$116,171	$652,577	$461,709

Medical Office Buildings
Medical Office - Stabilized	54,068	52,231	19,326	147,389	61,551
Medical Office - Lease up	6,543	6,167	3,176	19,614	8,196
Total Medical Office Buildings - Rental Income	60,611	58,398	22,502	167,003	69,747
Total Rental Income	270,465	266,448	138,673	819,580	531,456

Medical Office Building Services Revenue	9,313	8,162	7,387	34,254	14,098
Total Medical Office Buildings - Revenue	69,924	66,560	29,889	201,257	83,845

Triple-Net Services Revenue	1,108	1,109	-	2,217	-
Total Medical Office Building and Other Services Revenue	10,421	9,271	7,387	36,471	14,098

Seniors Housing Operating
Seniors Housing - Stabilized	266,828	267,719	110,320	842,964	431,312
Seniors Housing - Lease up	11,866	7,410	3,208	25,301	11,645
Seniors Housing - Other	1,266	1,235	1,238	5,043	3,344
Total Resident Fees and Services	279,960	276,364	114,766	873,308	446,301

Non-Segment Income from Loans and Investments	9,867	10,072	5,076	34,415	16,412
Total Revenues, excluding Interest and Other Income	570,713	562,155	265,902	1,763,774	1,008,267

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	17,832	17,878	6,458	49,811	20,604
Medical Office - Lease up	2,505	2,426	1,396	7,784	3,515
Total Medical Office Buildings	20,337	20,304	7,854	57,595	24,119

Seniors Housing Operating
Seniors Housing - Stabilized	179,371	181,483	68,816	568,552	281,406
Seniors Housing - Lease up	9,803	6,218	2,088	20,846	7,291
Seniors Housing - Other	1,097	1,155	1,125	4,579	3,134
Total Seniors Housing	190,271	188,856	72,029	593,977	291,831
Total Property-Level Operating Expenses	210,608	209,160	79,883	651,572	315,953

Medical Office Building Services Costs	7,245	6,347	4,885	27,082	9,518

Net Operating Income

Triple-Net
Triple-Net Properties	209,854	208,050	116,171	652,577	461,709
Triple-Net Services Revenue	1,108	1,109	-	2,217	-
Total Triple-Net	210,962	209,159	116,171	654,794	461,709

Medical Office Buildings
Medical Office - Stabilized	36,236	34,353	12,868	97,578	40,947
Medical Office - Lease up	4,038	3,741	1,780	11,830	4,681
Medical Office Buildings Services	2,068	1,815	2,502	7,172	4,580
Total Medical Office Buildings	42,342	39,909	17,150	116,580	50,208

Seniors Housing Operating
Seniors Housing - Stabilized	87,457	86,236	41,504	274,412	149,906
Seniors Housing - Lease up	2,063	1,192	1,120	4,455	4,354
Seniors Housing - Other	169	80	113	464	210
Total Seniors Housing	89,689	87,508	42,737	279,331	154,470
Non-Segment	9,867	10,072	5,076	34,415	16,412
Net Operating Income	$352,860	$346,648	$181,134	$1,085,120	$682,799

Note: Amounts above are adjusted to exclude discontinued operations for all periods presented.

Non-GAAP Financial Measures Reconciliation
Same-store NOI Reconciliation by Segment
(Dollars in thousands)

	For the Year Ended
	December 31,
	2011	2010

Revenues

Triple-Net
Triple-Net Rental Income	$652,577	$461,709
Rental Income Included in Discontinued Operations	10,013	7,903
Less:
Rental Income not Included in Same-Store	171,022	780
Straight-Lining of Rental Income, net	6,997	7,175
Non-Cash Rental Income	11,275	867
Other Pro Forma Adjustments	83	90
	189,377	8,912

Same-Store Cash Rental Income	$473,213	$460,700

Net Operating Income

Triple-Net Same-Store NOI	$473,213	$460,700
Total Seniors Housing	279,331	154,470
Total Medical Office Buildings	116,580	50,208
Less:
MOB Noncontrolling Interest Portion of NOI	1,592	1,478
MOB Cash NOI not Included in Same-Store	70,447	12,218
Medical Office Building and Other Services NOI	7,172	4,580
Straight-Lining of Rental Income	7,809	2,690
Non-Cash Rental Income	(350)	809
Seniors Housing NOI not Included in Same-Store	122,518	177
Other Pro Forma Adjustments	(16)	4

Same-Store Net Operating Income	$659,952	$643,422

Percentage Increase	2.6%

Same-Store Net Operating Income	659,952	643,422
Sunrise Cash Payment for Expense Overages	-	4,960

Same-Store Net Operating Income excl Expense Overages	$659,952	$638,462

Percentage Increase	3.4%

The Company believes that NOI, same-store cash rental income and same-store NOI provide useful information because those disclosures allow investors, analysts and Company management to measure unlevered property-level operating results and to compare the Company’s operating results to the operating results of other real estate companies and between periods on a consistent basis. Those terms are commonly used in evaluating results of real estate companies. The Company defines NOI as total revenues, excluding interest and other income, less property-level operating expenses and medical office building services costs (including amounts in discontinued operations).

CONTACT:
Ventas, Inc.
David J. Smith
(877) 4-VENTAS